Press Release

O2Diesel Enters into a Licensing Agreement with KL Process Design Group to Develop Next Generation Cellulosic Ethanol Production in Europe and Other Expanding World Markets

Newark, DE March 13, 2008 -O2Diesel Corporation (AMEX: OTD) today announced that its wholly owned subsidiary, O2Diesel Europe, Plc, has signed a Technology License and Services Agreement with KL Process Design Group (KL) to develop the next generation of ethanol production known as Cellulosed-Based Ethanol (CBE). The agreement secures O2Diesel’s rights to expand KL’s cellulosic to ethanol fuel production technology in Europe, India, Russia and other rapidly developing global markets.

KL announced the start up of its cellulosic ethanol plant in August 2007. It is the first commercial small scale wood waste facility in the USA, which is a dramatic advancement that positions them at the forefront of the commercialization of second generation renewable fuels. The plant, located in Wyoming, was engineered and constructed by KL Process Design Group, who continues to operate it as well. This significant milestone was achieved as the result of six years of development efforts between KL and the South Dakota School of Mines and Technology and the commitment of KL’s management.

Alan Rae, CEO of O2Diesel Corporation, said, “As part of our strategy to access competitively priced ethanol in all O2Diesel™ markets, we have been investigating and evaluating multiple opportunities to acquire leading edge ethanol production facilities or projects. In the last 12 months we have seen well publicized government initiatives to dramatically increase the percentage of biofuels from second generation processes. In Europe, the focus is on new CO2 reduction directives and regulations, which we believe will lead to far tighter scrutiny of all biofuel origins and production methods. These actions will, in our opinion, provide a significant advantage for O2Diesel™ when blended with ethanol produced from second generation technologies. This is especially true as these renewable fuel directives take effect, since the additional demand created cannot be met by the current technologies which use increasingly more expensive agriculturally based products. We believe KL has developed a commercially ready and environmentally friendly process and has a business model that can be easily replicated, which will provide the opportunity for rapid, wide-scale distribution of affordable fuel grade ethanol on a carbon positive basis. Additionally, the KL process provides the potential for multiple natural waste feedstocks, which supports global efforts to move renewable fuel production away from traditional agricultural feedstocks. Access to competitively priced ethanol from second generation production will further enhance the environmental benefits of O2Diesel™ as we expand our European and other markets.”

Mr. Rae continued, “It is our intention to develop multiple strategically placed cellulosic ethanol production plants through joint ventures and we have already had early stage discussions in several key markets. Initially, we will seek partners in markets that face the most immediate regulatory requirements, such as the countries of the European Union. In these markets, O2Diesel™ blended with cellulosic ethanol will provide a significant advantage to regulators and diesel fuel users looking to meet the requirements.”

“We are very happy to be working with O2Diesel and their partners to take our technology and process into other advanced markets,“ said Randy Kramer, President and CEO of KL Process Design Group. “We hope our initial plant in Upton, Wyoming will be the first of many and we see our agreement with O2Diesel as an important global extension of our commercialization program here in the US. We have worked with O2Diesel for over 18 months supporting their clean school bus program and having seen the benefits in the US, are hoping to see much more ethanol coming from the KL CBE process in O2Diesel’s clean burning fuel on a global basis.”

KL has developed proprietary technologies and newly developed enzymes to extract fuel grade ethanol from cellulosic materials such as wood waste and other non-food feedstocks and waste materials. Its experience with enzymes and ethanol production provide the platform to incorporate these proven technologies that have been utilized for years in other industries with this new process. Through these processes, KL is able to release fermentable sugars hidden within the wood without the use of environmentally unfriendly acids. KL projects that its cellulosic technology, coupled with new applied design concepts, will allow the plants to be built to match the amount and type of feed stock available near large cities, further lessening the fuel’s carbon foot print and eliminating ethanol transportation issues. KL’s advanced biofuels plants will also produce excess steam heat and/or electricity that can provide additional power sources for local municipalities or complement biofuel plants and manufacturing facilities.

Additional information regarding the terms of the license can be located in O2Diesel’s Form 8-K filed today with the Securities and Exchange Commission.

More About KL Process Design Group

KL Process Design Group, LLC is a privately held company located in Rapid City, SD which specializes in bio-fuels project development, engineering, construction, and plant management with an emphasis on ethanol made from cellulose and grain feedstock. For more information visit www.klprocess.com

More About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX:OTD) and its US subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel(TM) is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel(TM) -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000

For KL Process Design Group

Tom Martin Media Relations Manager (605) 718.0372 x16	Tom Slunecka Vice President - Business Development (402) 575-5855